CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post Effective Amendment No. 51 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 6, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of the John Hancock Independence Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Auditors" in the Statement of Additional Information.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
April 24, 1998

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Special Value Fund in the John Hancock Growth and Income Funds Prospectus, and "Independent Auditors" in the John Hancock Special Value Fund Statement of Additional Information in Post-Effective Amendment Number. 51 to the Registration Statement (Form N-1A, No. 2-29502) dated May 1, 1998.

We also consent to the incorporation by reference therein of our report dated February 6, 1998, with respect to the financial statements and financial highlights of the John Hancock Special Value Fund in the Form N1-A.



                                                     /s/ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 1998